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                  Letter Agreement dated March 26, 1997 between
                         the Company and Michael Martin
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                                AQUAGENIX, INC.
                          6500 NORTHWEST 15th AVENUE
                         FT. LAUDERDALE, FLORIDA 33309


Mr. Michael Martin
411 West Orion Street
Tempe, Arizona 85283

Re:   Aquagenix Letter Agreement

Dear Michael:

As per our conversations of the past, Aquagenix, Inc. (the "Company") has agreed to issue you 10,000 shares of Common Stock of the Company (the "Shares") in return for services rendered and to be rendered as an employee of the Company and also as partial payment for expenses which you have incurred in connection with your relocation from Arizona to Florida. It is agreed that you will receive 5,000 of the Shares no later than December 31, 1997 and 5,000 of the Shares at the end of 1998, or at such earlier time as determined by the Company's Board of Directors in its sole discretion. By way of this letter, you agree that the issuance of the Shares is contingent upon your continued employment with the Company through the period of final issuance. The Shares shall be registered by the Company on a best efforts basis using a Form S-8 or similar registration statement.

Upon receipt of this letter agreement, please sign or initial confirmation of the above conditions.

Sincerely,


  /s/ Andrew P. Chesler
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Andrew P. Chesler
Chairman & CEO

ACCEPTED AND AGREED TO
THIS 26TH DAY OF MARCH, 1997:


  /s/ Michael Martin
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Michael Martin